SHARE SALE AND PURCHASE AGREEMENT

This SHARE SALE AND PURCHASE AGREEMENT (the "Agreement") is entered into this 7th day of September, 2000, by and between:

MEMC ELECTRONIC MATERIALS, INC., a corporation organized and existing under the laws of the State of Delaware, U. S. A. and having its principle office at 501 Pearl Drive, St. Peters, Missouri 63376, U. S. A. ("MEMC"); and

POHANG IRON & STEEL CO., LTD., a corporation organized and existing under the laws of the Republic of Korea and having its principle office at 1, Koedong, Pohang, Kyungsangbuk-do, Korea ("POSCO").

                                    RECITALS

WHEREAS, POSCO owns 6,880,000 shares of common stock of POSCO HULS CO., LTD., a corporation organized and existing under the laws of the Republic of Korea (the "Company"), having a par value of five thousand (5,000) Korean Won per share (the "Shares"), which comprises forty percent (40%) of all issued and outstanding shares of stock of the Company;

WHEREAS, pursuant to Article 7.3 of the Joint Venture Agreement dated August 28, 1990 entered into by and among POSCO, MEMC and Samsung Electronics Co., Ltd. ("Samsung"), as amended by the First Amendment to Joint Venture Agreement dated as of December 9, 1993 and the Second Amendment to Joint Venture Agreement dated as of December 30, 1994 (as amended, the "Joint Venture Agreement"), POSCO had offered to MEMC and Samsung to sell and transfer all of the Shares;

WHEREAS, Samsung notified POSCO of its intention to waive its right to purchase the Shares in proportion to its shareholding ratio in the Company;

WHEREAS, MEMC wishes to purchase from POSCO all of the Shares subject to the terms and based on the conditions set forth herein.

NOW, THEREFORE,  in consideration of the mutual promises and covenants contained
herein  and  for  other  good  and  valuable  consideration,   the  receipt  and
sufficiency of which is hereby acknowledged, POSCO and MEMC agree as follows:

Article 1 Definitions

As used in this Agreement, the following terms shall have the following meanings:

"Business Day" means a day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions are authorized or required by law or executive order to remain closed in the domicile of MEMC or POSCO.

"Closing" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Article 3.

"Consents" means all of the consents, permits or approvals of Governmental Authorities and other persons or entities necessary or required to consummate the transactions contemplated hereby.

"Governmental Authority" means (i) the Republic of Korea, any state, territory, or possession thereof and any political subdivision, including but not limited to courts, tribunals, departments, commissions, boards, bureaus, agencies, municipalities, provinces, and other instrumentalities, and (ii) any foreign (as to the Republic of Korea) sovereign entity, including but not limited to nations, states, republics, kingdoms and principalities, any province, commonwealth, territory or possession thereof, and any political subdivision, or instrumentality of any of the same.

"Legal Requirements" means applicable common law and any applicable statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority, including any judgment.

"Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for the purpose of security, any lien, mortgage, indenture, pledge, option, encumbrance, restriction on transfer, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, contract or otherwise.

"Losses" means any litigation, losses, liabilities, damages, Liens, penalties, costs, fines and expenses, including but not limited to interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any person or entity making a claim or seeking indemnification under this Agreement with respect to funds expended by such person or entity by reason of the occurrence of any event with respect to which indemnification is sought.

Article 2 Terms of Purchase and Sale

2.1 Subject to the terms and conditions hereof, POSCO shall sell, transfer and deliver to MEMC, free and clear of all Liens, all of the Shares on the Closing Date, and MEMC shall purchase the Shares from POSCO at the Purchase Price.

2.2 The aggregate purchase price for the Shares is Seventy Six Billion Korean Won (KRW76,000,000,000) (the "Purchase Price").

Article 3 Closing

3.1 The Closing shall take place at the offices of POSCO in Seoul, Korea, or any other mutually agreed upon location, at 2:00 p.m. Korean time on September 29, 2000 (the "Closing Date"), or any other mutually agreed upon time; provided, however that the Closing Date shall not be later than the 15th day of October, 2000.

3.2 Subject to Article 3.6, on the Closing Date, MEMC shall pay Fifty Billion (50,000,000,000) Korean Won of the Purchase Price to POSCO by wire transfer of immediately available funds to an account designated by POSCO. The remaining balance of the Purchase Price shall be paid to POSCO by MEMC in accordance with the payment schedule as specified in Article 3.6 hereof.

3.3 On the Closing Date, MEMC shall deliver to POSCO the following, in form and substance reasonably satisfactory to POSCO and its counsel:

     (a) A certificate, dated as of the Closing Date, executed by a duly authorized officer of MEMC, certifying that (i) the resolutions, as attached to such certificate, were duly adopted by MEMC's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect and have not been modified or amended, (ii) the representations and warranties of MEMC contained in Article 5.1 hereof are true in all respects as of the Closing Date as if made at and as of such date, and (iii) all other obligations of MEMC hereunder which should be performed on or prior to the Closing Date have been performed or complied with; and

     (b) Such other documents and instruments as shall be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated by this Agreement.

3.4 On the Closing Date, POSCO shall deliver to MEMC the following, in form and substance reasonably satisfactory to MEMC and its counsel:

     (a) A certificate or certificates for all of the Shares, duly endorsed or accompanied by an appropriate duly executed stock power in form sufficient to permit transfer of the Shares to MEMC;

     (b) A certificate, dated as of the Closing Date, executed by a duly authorized representative of POSCO, certifying that (i) the resolutions, as attached to such certificate, were duly adopted by POSCO's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolution remain in full force and effect and have not been modified or amended, (ii) the representations and warranties of POSCO contained in Article 5.2 hereof are true in all respects as of the Closing Date as if made at and as of such date, and
          (iii) all other obligations of POSCO hereunder which should be performed on or prior to the Closing Date have been performed or complied with; and

     (c) Such other documents and instruments as shall be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated by this Agreement.

3.5 On or immediately after the Closing Date, MEMC shall apply for a change in the shareholders' registry to reflect the share transfer transaction contemplated hereunder and provide to POSCO certified evidence of such change in registration.

3.6  The remaining balance of the Purchase Price shall be paid as follows:

     (a) On September 29, 2001, Thirteen Billion (13,000,000,000) Korean Won and interests on the total amount of the remaining balance of the Purchase Price (Twenty Six Billion Korean Won) from the date following the Closing Date up to September 29, 2001 shall be paid to POSCO by wire transfer of immediately available funds to an account designated by POSCO. The interest rate shall be seven and one half percent (7.5%) per annum; and

     (b) On September 29, 2002, Thirteen Billion (13,000,000,000) Korean Won and interests on the total amount of the remaining balance of the Purchase Price (Thirteen Billion Korean Won) from Septmeber 30, 2001 up to September 29, 2002 shall be paid to POSCO by wire transfer of immediately available funds to an account designated by POSCO. The interest rate shall be seven and one half percent (7.5%) per annum.

     (c) In the event any of the dates specified above is not a Business Day, each payment shall be made on the first Business Day immediately preceding such date.

3.7 To guarantee punctual payment of the remaining balance of the Purchase Price in accordance with Article 3.6 hereabove, MEMC shall provide, on the Closing Date, guarantee issued by an internationally recognized financial institution for the amount of such remaining balance. Notwithstanding the foregoing in Articles 3.2, 3.6 and 3.7, MEMC shall have the option of paying the total amount of the Purchase Price on the Closing Date by wire transfer of immediately available funds to an account designated by POSCO.

Article 4 Conditions to Completion

The obligations of POSCO to sell the Shares and the obligations of MEMC to purchase the Shares and effect the Closing shall be subject to the obtaining of, or the satisfaction or waiver by MEMC or POSCO, as the case may be, on or prior to the Closing Date of all of the following conditions:

     (a) The issuance of an acceptance by a foreign exchange bank designated by the Ministry of Commerce, Industry and Energy of the Republic of Korea ("MOCIE") of the share transfer report to be filed by MEMC in connection with the purchase of the Shares;

     (b) All representations and warranties of the parties contained in this Agreement having been true when made and being true in all respects at and as of the Closing Date as if such representations and warranties were made at and as of such date;

     (c) All other obligations of MEMC and POSCO under this Agreement which should be performed on or prior to the Closing Date having been performed or complied with or otherwise waived, including the tender of all of the closing deliveries required by Articles 3.3 and 3.4;

     (d) All Government Consents necessary for the consummation of the transactions contemplated by this Agreement and the performance of the parties' obligations contained herein shall have been obtained and be in full force and effect; and

     (e) No action or proceeding shall have been instituted or threatened before any court or other governmental body or by any public authority seeking to restrain or prohibit the sale and purchase of the Shares hereunder.

Article 5 Representations and Warranties

5.1 MEMC hereby makes the following representations and warranties to POSCO, each of which is true and correct on the date hereof and shall be true and correct on the Closing Date, and each of which shall survive the Closing Date and the sale contemplated herein:

     (a) It is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, USA, and has all requisite corporate power and authority to execute and deliver this Agreement and any other documents required to be executed and delivered hereunder and to perform its obligations hereunder. In the event MEMC assigns its rights and obligations hereunder to a subsidiary, as provided in Article 10.2, such subsidiary will be an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and such subsidiary will have all requisite entity power and authority to execute and deliver the assignment and any documents required to be executed and delivered hereunder and to perform its obligations hereunder.

     (b) This Agreement has been duly and validly authorized, executed and delivered by MEMC and constitutes the legal, valid and binding obligation of MEMC, enforceable against MEMC in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or (ii) general principles of equity. In the event that MEMC assigns its rights and obligations hereunder to a subsidiary, as provided in Article 10.2, such assignment will have been duly and validly authorized, executed and delivered by such subsidiary and this Agreement will constitute the legal, valid and binding obligation of such subsidiary, enforceable against such subsidiary in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or (ii) general principles of equity.

     (c) The execution, delivery and performance by MEMC of this Agreement will not (i) violate or conflict with its certificate of incorporation and by-laws or other organizational documents, (ii) violate or conflict with any law, or (iii) result in any material breach of, or constitute a material default under any contract to which it is a party which breach or default would have a material adverse effect on MEMC and its subsidiaries, taken as a whole. In the event that MEMC assigns its rights and obligations to a subsidiary as provided in Article 10.2, the execution and delivery by such subsidiary of such assignment and the performance by such subsidiary of this Agreement will not (i) violate or conflict with its articles of organization and by-laws or other organizational documents, (ii) violate or conflict with any law, or (iii) result in any material breach of, or constitute a material default under any contract to which it is a party which breach or default would have a material adverse effect on MEMC and its subsidiaries, taken as a whole.

     (d) To the best of its knowledge, the execution, delivery and performance by MEMC (or by any subsidiary to which MEMC assigns its rights and obligations under this Agreement as provided in Article 10.2) of this Agreement do not and will not require any Consent other than described in Article 4(a);

5.2 POSCO hereby makes the following representations and warranties to MEMC, each of which is true and correct on the date hereof and shall be true and correct on the Closing Date, and each of which shall survive the Closing Date and the sale contemplated herein:

     (a) It is a corporation duly organized, existing and in good standing under the laws of the Republic of Korea, and has all requisite corporate power and authority to execute and deliver this Agreement and any other documents required to be executed and delivered hereunder and to perform its obligations hereunder.

     (b) This Agreement has been duly and validly authorized, executed and delivered by POSCO and constitutes the legal, valid and binding obligation of POSCO, enforceable against POSCO in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or (ii) general principles of equity.

     (c) The execution, delivery and performance by POSCO of this Agreement will not (i) violate or conflict with its articles of incorporation or other organizational documents, (ii) violate or conflict with any law, or (iii) result in any material breach of, or constitute a material default under any contract to which it is a party which breach or default would have a material adverse effect on POSCO and its subsidiaries, taken as a whole.

     (d) To the best of its knowledge, the execution, delivery and performance by POSCO of this Agreement do not and will not require any Consent other than described in Article 4(a).

     (e) It is the legal owner of the Shares and has full authority to sell and transfer the Shares as provided herein.

     (f) The Shares represent the entire interest of POSCO in the issued share capital of the Company and MEMC will acquire at the Closing good and marketable title to the Shares, free and clear of all Liens.

     (g) No outstanding claim of POSCO exists or to the best of its knowledge, is likely to exist, against the Company arising out of or in relation to the Joint Venture Agreement, its past ownership of the shares of the Company or conduct of its past business transactions with the Company in connection therewith.

Article 6 Additional Obligations

6.1 Each of MEMC and POSCO shall use its commercially reasonable efforts to obtain all Government Consents otherwise to effect or obtain any notice to or consents from third parties, required for the transactions contemplated hereunder.

6.2 Each of MEMC and POSCO shall use its commercially reasonable efforts to take, or cause to be taken, all such action, and execute and deliver all such documents, as may be necessary to consummate the transactions contemplated hereunder.

6.3 On and after the Closing Date, POSCO shall not seek to exercise its remaining rights, if any, under the Joint Venture Agreement without the prior written consent of MEMC. If requested by MEMC, POSCO (a) will exercise any remaining rights under the Joint Venture Agreement in accordance with MEMC's instructions and (b) will take all such action, and execute and deliver such documents, as may be necessary (i) to terminate the Joint Venture Agreement or (ii) to convey POSCO's remaining rights, if any, under the Joint Venture Agreement to MEMC.

6.4 POSCO covenants and agrees that between the date of this Agreement and the Closing Date, it will not cause the Company to conduct its business otherwise than in the ordinary course and consistent with the Company's past practices.

6.5 POSCO hereby waives, and releases the Company from, any and all future demands and claims against the Company, contingent or otherwise, which may be made by POSCO in connection with the Joint Venture Agreement, its ownership of the shares of the Company or conduct of its past business transactions with the Company.

6.6 As of the Closing Date, MEMC confirms that POSCO will cease to be a shareholder of the Company and MEMC will not, on and after the Closing Date, make any demands or claims against POSCO as a shareholder of the Company.

6.7 In the event this Agreement is terminated or the Closing fails to occur by the Closing Date due to reasons attributable to MEMC other than those beyond reasonable control of MEMC (i.e, force majeure), then MEMC shall waive any claims it may have against POSCO under the Joint Venture Agreement in connection with POSCO's subsequent sale of the Shares to any third party.

Article 7 Indemnification

7.1 MEMC hereby agrees to indemnify and hold POSCO harmless from and against any Loss suffered or incurred by POSCO for or on account of or arising from or in connection with any breach of any of the representations, warranties or covenants contained in this Agreement, provided, however, that MEMC shall not have any liability under this Article 7.1 unless the aggregate of all Losses relating thereto exceed on a cumulative basis Two Hundred Million (200,000,000) Korean Won, and then only to the extent of such excess and MEMC's maximum liability hereunder is expressly limited to the Purchase Price. POSCO acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims for monetary damages relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 7.1.

7.2 POSCO hereby agrees to indemnify and hold MEMC harmless from and against any Loss suffered or incurred by MEMC for or on account of or arising from or in connection with any breach of any of the representations, warranties or covenants contained in this Agreement, provided, however, that POSCO shall not have any liability under this Article 7.2 unless the aggregate of all Losses relating thereto exceed on a cumulative basis Two Hundred Million (200,000,000) Korean Won, and then only to the extent of such excess and POSCO's maximum liability hereunder is expressly limited to the Purchase Price. MEMC acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims for monetary damages relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 7.2.

7.3 The representations and warranties made by each party contained in Article 5 hereof, and indemnification pursuant to Article 7 hereof, shall survive the Closing indefinitely.

Article 8 Dispute Resolution and Arbitration

8.1 The parties shall attempt in good faith to resolve any controversy, dispute or claim arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof (collectively, a "Dispute") promptly by negotiation between officers or employees who have authority to settle the Dispute. Either party may give the other a written notice (a "Dispute Notice") setting forth with reasonable specificity the nature of the Dispute and the identity of such party's representatives who will attend and participate in the meeting at which the parties will attempt to settle the Dispute. Following the receipt of a Dispute Notice, the representatives of both parties shall meet as soon as is practicable at a mutually acceptable time and place to negotiate in good faith a settlement of the Dispute, and shall meet thereafter as they reasonably deem necessary. All negotiations pursuant to this Article 8.1 shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

8.2 If the Dispute has not been resolved within 30 days after the receipt of a Dispute Notice through negotiation as provided in Article 8.1, then the Dispute shall be finally settled by arbitration pursuant to the U.S.-Korean Commercial Arbitration Agreement, dated December 1, 1974, by which each party is bound. The arbitration shall be held in Seoul, Korea, if the case is brought against POSCO and in St. Louis, Missouri, U. S. A. if the case is brought against MEMC, unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction over any of the parties to this Agreement; provided, however, that nothing contained in the Article 8 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any claim hereunder.

Article 9 Termination

     This Agreement may be terminated at any time prior to the Closing:

     (a)  By mutual written agreement of all the Parties;

     (b) By MEMC, by ten (10) Business Days prior written notice to POSCO (if MEMC is not then materially in default or breach of this Agreement) if POSCO shall default or be in material breach in the performance of any of its obligations under this Agreement, and such default or breach has not been cured by POSCO within seven (7) Business Days following the receipt of written notice from MEMC of MEMC's intention to terminate this Agreement;

     (c) By POSCO, by ten (10) Business Days prior written notice to MEMC (if POSCO is not then materially in default or breach of this Agreement) if MEMC shall default or be in material breach in the performance of any of its obligations under this Agreement, and such default or breach has not been cured by MEMC within seven (7) Business Days following the receipt of written notice from POSCO of POSCO's intention to terminate this Agreement;

     (d) By MEMC in the event of a material adverse change in the financial condition or prospects of the Company or a material adverse loss or damage to or condemnation of the property or assets of the Company; and

     (e) By either MEMC or POSCO if the Closing shall not have occurred by October 15, 2000 (or such other date mutually agreed upon by the parties in writing); provided, however, that this Agreement may not be terminated under this paragraph (d) by a party if the failure of the Closing to occur by such date shall have resulted from the such party's failure to fulfill any obligation under this Agreement.

Article 10. Miscellaneous

10.1 Confidentiality. Prior to the Closing Date, neither party (a) will disclose to any other person or entity the existence of this Agreement, or any of the terms, conditions or other facts of this Agreement or the transaction contemplated hereby, including the status thereof, or (b) make any public disclosure or publicity release pertaining to the transaction contemplated hereby or the existence of this Agreement, without the prior written consent of the other party. However, each party is permitted to make such disclosures to the public or to governmental agencies as are deemed necessary to maintain compliance with and to prevent violations of applicable laws and regulations or the rules of any stock exchange on which the securities of a party (or a majority stockholder of a party) may be listed, so long as the party notifies the other party in writing and furnishes the other party with a copy of any such proposed disclosure. In addition, the parties understand that certain disclosures regarding this Agreement and the transaction contemplated hereby must be made to parties whose consent or approval may be required in connection with such transaction. The parties agree that such disclosures may be made without any prior consent or notification. In addition, each party may disclose this Agreement and the transaction contemplated hereby to its accountants, attorneys, lenders and majority stockholders provided such parties agree to keep the information confidential as provided in this Article 10.1.

10.2 Assignment; Binding Agreement.

     (a) This Agreement and all or any part of MEMC's rights and obligations hereunder may be assigned by MEMC at any time to any one or more direct or indirect subsidiary(ies) of MEMC provided that MEMC shall remain liable to POSCO for the performance of such subsidiary(ies) of the obligations set forth in this Agreement. MEMC shall cause such subsidiary(ies) to perform any of MEMC's obligations hereunder which are assigned to such subsidiary(ies).

     (b) Except as provided in paragraph (a) above, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party.

     (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, successors and permitted assignees.

10.3 Amendments. This Agreement may be amended only in writing signed by duly authorized representatives of all the parties.

10.4 Waiver. No waiver of this Agreement by a party may be claimed against such party unless in writing signed by such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.

10.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein, and supersede any and all other written or oral understandings or agreements between the parties regarding such transactions.

10.6 Severability. If any provision of this Agreement shall be determined to be unenforceable by any court or other governmental entity, the remaining provisions shall be severable and enforceable in accordance with their terms.

10.7 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10.8 Headings; Interpretation. The Article headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

10.9 Specific Performance. The parties agree that irreparable damage would occur in the event any provisions of this Agreement is not performed in accordance with the terms or is otherwise breached, and that the parties shall be entitled to specific performance of the terms hereof in any court of competent jurisdiction, in addition to any other remedy at law or equity.

10.10No Third Party Beneficiaries. No provision of this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person other than the parties any rights, remedies or other benefits under or by reason of this Agreement, unless specifically provided otherwise herein.

10.11Notices.  All written notices,  requests,  demands and other communications under  this  Agreement  shall be given by letter  (delivered  by hand,  air courier or registered air mail) or by cable, telex, or facsimile transmission confirmed by such a letter, which shall be addressed to the respective party as follows, or to such other coordinates as such party shall have designated by written notice to the other party:

           To:      MEMC

                    MEMC Electronic Materials, Inc.
                    501 Pearl Drive (City of O'Fallon)
                    P.O. Box 8 St. Peters, MO 63376-0008
                    Attention: Chief Executive Officer
                    Fax:        1-636-474-5158
                    Telephone:  1-636-474-5000


           To:      POSCO

                    Pohang Iron & Steel Co., Ltd.
                    POSCO Center, 892, Daechi-4dong, Kangnam-gu
                    Seoul, 135-777, Korea
                    Attention: Executive Vice President
                    Fax:        82-2-3457-1914
                    Telephone:  82-2-3457-0058

10.12Governing Law. This Agreement shall be governed, and construed and interpreted in accordance with, the laws of the Republic of Korea, without giving effect to its conflict of laws principles.

IN  WITNESS   WHEREOF,   the   parties   have  caused   their  duly   authorized
representatives to execute this Agreement on the date first written above.


MEMC Electronic Materials, Inc.                 Pohang Iron & Steel Co., Ltd.

/s/ Klaus R. von Horde                          /s/ Ku-Taek Lee
--------------------------                      -----------------------------
Name:  Klaus R. von Horde                       Name:  Ku-Taek Lee
Title: President & CEO                          Title:  President & CEO